POWER OF ATTORNEY

 The undersigned hereby constitutes and appoints Robert N. Sacks, Jerome L. Pate and

James C. Burdett and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to:

 (1) execute for and on behalf of the undersigned: (a) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934

Act"), and the rules promulgated thereunder; and (b) Schedule 13D or Schedule

13G, and amendments thereto, on behalf of the undersigned in accordance with

Section 13 of the 1934 Act and the rules promulgated thereunder;

 (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such form or schedule and the timely filing of such form or schedule with the United States Securities and

Exchange Commission and any other authority, including the filing of Form ID;

and

 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of an attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by an attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

 The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12 day of May 2004.

       /s/ Steven A. Warshauer

       Steven A. Warshauer

(continued. . .)

 (continued. . .)

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